Exhibit 1.1

EXECUTION VERSION

$6,000,000,000

THE SHERWIN-WILLIAMS COMPANY

$1,500,000,000 2.250% Senior Notes due 2020

$1,250,000,000 2.750% Senior Notes due 2022

$500,000,000 3.125% Senior Notes due 2024

$1,500,000,000 3.450% Senior Notes due 2027

$1,250,000,000 4.500% Senior Notes due 2047

Underwriting Agreement

May 2, 2017

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

    As Representatives of the

    several Underwriters listed

    in Schedule 1 hereto

Ladies and Gentlemen:

The Sherwin-Williams Company, an Ohio corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $1,500,000,000 principal amount of its 2.250% Senior Notes due 2020 (the “2020 Notes”), $1,250,000,000 principal amount of its 2.750% Senior Notes due 2022 (the “2022 Notes”), $500,000,000 principal amount of its 3.125% Senior Notes due 2024 (the “2024 Notes”), $1,500,000,000 principal amount of its 3.450% Senior Notes due 2027 (the “2027 Notes”) and $1,250,000,000 principal amount of its 4.500% Senior Notes due 2047 (the “2047 Notes” and, collectively with the 2020 Notes, the 2022 Notes, the 2024 Notes and the 2027 Notes, the “Securities”). The Securities will be issued pursuant to an Indenture dated as of July 31, 2015 (the “Base Indenture”), as supplemented by a

Third Supplemental Indenture to be dated as of May 16, 2017 (the “Third Supplemental Indenture”), a Fourth Supplemental Indenture to be dated as of May 16, 2017 (the “Fourth Supplemental Indenture”), a Fifth Supplemental Indenture to be dated as of May 16, 2017 (the “Fifth Supplemental Indenture”), a Sixth Supplemental Indenture to be dated as of May 16, 2017 (the “Sixth Supplemental Indenture”) and a Seventh Supplemental Indenture to be dated as of May 16, 2017 (the “Seventh Supplemental Indenture” and, collectively with the Base Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Company has entered into an Agreement and Plan of Merger with The Valspar Corporation (“Valspar”) and Viking Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), dated as of March 19, 2016 (as amended, supplemented or otherwise modified, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Valspar, with Valspar surviving as a wholly owned subsidiary of the Company (the “Valspar Acquisition”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.    Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3ASR (File No. 333-205897), including a prospectus relating to debt securities to be issued from time to time by the Company, including the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act that amends or supplements the Base Prospectus (as defined herein) and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information (the “Base Prospectus”), and as used herein, the term “Prospectus” means the prospectus supplement and the Base Prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the

Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 5:45 P.M. New York City time, on May 2, 2017, which is the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated May 2, 2017, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto as constituting part of the Time of Sale Information.

2.    Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.597%, 99.338%, 99.223%, 98.987% and 98.438% of the principal amount thereof in the case of the 2020 Notes, the 2022 Notes, the 2024 Notes, the 2027 Notes and the 2047 Notes, respectively, in each case, plus accrued interest, if any, from May 16, 2017 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)    The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)    Payment for and delivery of the Securities will be made at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019 at 10:00 A.M., New York City time, on May 16, 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)    Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)    The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.    Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact (other than Rule 430 Information) required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b)    Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)    Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared,

made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives (such approval not to be unreasonably withheld). Each such Issuer Free Writing Prospectus complied or will comply in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d)    Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and at the Closing Date will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of

Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)    Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    Financial Statements. The financial statements and the related notes thereto of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements of the Company have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein; and the selected consolidated financial data and the summary financial information of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus have been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby. To the knowledge of the Company, the financial statements and the related notes thereto of Valspar included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of Valspar and its consolidated subsidiaries as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; to the knowledge of the Company, such financial statements of Valspar have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein; and, to the knowledge of the Company, the selected consolidated financial data and the summary financial information of Valspar included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus have been derived from the accounting records of Valspar and its consolidated subsidiaries and presents fairly the information shown thereby. The pro forma condensed consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the information contained therein, have been prepared in accordance with Article 11 of Regulation S-X and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions referred to therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)    No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, except for (A) the Valspar Acquisition and any transactions relating thereto (including the expected divestiture of the assets relating to Valspar’s North American industrial wood coatings business) and the anticipated repayment, incurrence and assumption of debt in connection therewith, in each case as described in the Time of Sale Information and the Prospectus, (B) securities issued by or tendered to the Company in connection with compensatory arrangements in the ordinary course of business, (C) repurchases of shares of common stock and (D) the quarterly dividend of $0.85 per share on the Company’s common stock payable on June 2, 2017 and a quarterly dividend of up to $0.37 per share on Valspar’s common stock, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or, to the knowledge of the Company, by Valspar on any class of capital stock and (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, except for the anticipated repayment, incurrence and assumption of debt in connection with the Valspar Acquisition, in each case as described in the Time of Sale Information and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position or results of operations of the Company and its subsidiaries taken as a whole. To the knowledge of the Company, since the date of the most recent financial statements of Valspar included or incorporated by reference in the Registration Statement, the Time of Sale Information

and the Prospectus, except for the expected divestiture of the assets relating to Valspar’s North American industrial wood coatings business as described in the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position or results of operations of Valspar and its subsidiaries taken as a whole that would, individually or in the aggregate, have a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries taken as a whole, after giving effect to the Valspar Acquisition (a “Pro Forma Material Adverse Effect”).

(h)    Organization and Good Standing of the Company. Each of the Company and its significant subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all the power and authority necessary to own or hold its property and to conduct the business in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries taken as a whole, or on the performance by the Company of its obligations under the Merger Agreement (a “Material Adverse Effect”). The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of the Company.

(i)    Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” as of March 31, 2017 and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j)    The Indenture. The Base Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture have been duly authorized by the Company and, when duly executed and delivered in accordance with their terms by each of the other parties thereto, the Indenture will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). The Base Indenture has been duly qualified under the Trust Indenture Act.

(k)    The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m)    Descriptions of the Transaction Documents. This Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(n)    No Violation or Default. Neither the Company nor any of its significant subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; or (ii) in default in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)    No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its significant subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its significant subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act, reporting obligations under the Exchange Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(q)    Legal Proceedings of the Company. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus: (i) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; (ii) to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (iii)(A) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (B) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(r)    Legal Proceedings of Valspar. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, to the knowledge of the Company, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which Valspar or any of its subsidiaries is or may be a party or to which any property of Valspar or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to Valspar or any of its subsidiaries, could reasonably be expected to have a Pro Forma Material Adverse Effect.

(s)    Independent Accountants of the Company. To the knowledge of the Company, Ernst & Young LLP (Cleveland), who has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t)    Independent Accountants of Valspar. To the knowledge of the Company, Ernst & Young LLP (Minneapolis), who has audited certain financial statements of Valspar and its subsidiaries, is an independent registered public accounting firm with respect to Valspar and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u)    Title to Real and Personal Property. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v)    Title to Intellectual Property. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus or except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses; (ii) the conduct of their respective businesses does not conflict in any material respect with the Intellectual Property rights of others; and (iii) the Company and its subsidiaries have not received any notice of any claim that the conduct of their respective businesses infringe or conflict with the Intellectual Property rights of others.

(w)    Investment Company Act. The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x)    Licenses and Permits. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its significant subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its significant subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(y)    No Labor Disputes. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, no labor disturbance by or dispute with employees of the Company or any of its significant subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its significant subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(z)    Company Compliance With Environmental Laws. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus: (i) the Company and its subsidiaries (x) are, and for the past five years were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations and requirements and binding decisions and orders of governmental or regulatory authorities relating to the protection of human health or safety (with respect to exposure to hazardous or toxic substances), the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants, including but not limited to petroleum and petroleum products, asbestos and lead and lead-containing paint, pigments or other lead-containing materials (collectively, “Environmental Laws”); (y) possess and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received written or, to the knowledge of the Company, oral notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants; and (ii) to the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws of the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, and (y) the Company and its subsidiaries are not aware of any issues regarding compliance with or liabilities under Environmental Laws, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries.

(aa)    Valspar Compliance with Environmental Laws. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus: (i) to the knowledge of the Company, Valspar and its subsidiaries (x) are, and for the past five years were, in compliance with any and all Environmental Laws; (y) possess and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received written or, to the knowledge of the Company, oral notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants; and (ii) to the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws of Valspar or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Pro Forma Material Adverse Effect; and (iii) to the knowledge of the Company, there are no proceedings that are pending, or that are known to be contemplated, against Valspar or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings as could not, individually or in the aggregate, reasonably be expected to have a Pro Forma Material Adverse Effect.

(bb)    Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur that could reasonably be expected to result in material liability to the Company or its subsidiaries; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan determined based on those assumptions used to fund such Plan; (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that could reasonably be expected to result in material liability to the Company or its subsidiaries; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001 (a)(3) of ERISA).

(cc)    Disclosure Controls. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(dd)    Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and have been designed by, or under the supervision of, the Company’s principal executive and principal financial officers to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to internal controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of December 31, 2016, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses or changes in its internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, its internal control over financial reporting.

(ee)    No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, or Valspar or any of its subsidiaries or any director, officer, agent, employee or other person associated with or acting on behalf of Valspar or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption laws of all jurisdictions where the Company, Valspar or any of their respective subsidiaries conducts business; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries and, to the knowledge of the Company, Valspar and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ff)    Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries and, to the knowledge of the Company, Valspar and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company, Valspar or any of their respective subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or, to the knowledge of the Company, Valspar or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg)    No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, or Valspar or any of its subsidiaries or any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of Valspar or any of its subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State (including, without limitation, the designation as a “specially designated national” or “blocked person”) or any other relevant sanctions authority in any jurisdiction where the Company, Valspar or any of their respective subsidiaries conducts business (collectively, “Sanctions”), nor is the Company or any of its subsidiaries or, to the knowledge of the Company, Valspar or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries and, to the knowledge of the Company, Valspar and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(hh)    No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ii)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21 E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jj)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk)    Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(ll)    The Merger Agreement. The Merger Agreement has been duly authorized, executed and delivered by the Company and Merger Sub and, to the knowledge of the Company, has been duly authorized, executed and delivered by Valspar, and constitutes a valid and legally binding agreement, enforceable against the Company and Merger Sub and, to the knowledge of the Company, Valspar, in accordance with its terms, subject to the Enforceability Exceptions. To the knowledge of the Company, all of the representations and warranties of Valspar in the Merger Agreement are true and correct in all material respects.

4.    Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)    Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)    Delivery of Copies. The Company will deliver, without charge, to each Underwriter (i) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including, upon request, all exhibits and consents filed therewith and (ii) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)    Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus during the Prospectus Delivery Period, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)    Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective during the Prospectus Delivery Period; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed during the Prospectus Delivery Period; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)    Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will as promptly as practicable notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law.

(f)    Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law

(g)    Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)    Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the

Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)    Clear Market. During the period from the date hereof through and including the day following the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(j)    DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(k)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(l)    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)    Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

5.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)    It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show if the contents therein have been prepared by, or approved in advance by the Company), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.

(b)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)    No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any of the Company’s debt securities by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Company’s debt securities (other than an announcement with positive implications of a possible upgrading).

(d)    No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)    Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)    Comfort Letters. On the date of this Agreement and on the Closing Date, each of Ernst & Young LLP (Cleveland), as independent registered public accountants for the Company, and Ernst & Young LLP (Minneapolis), as independent registered public accountants for Valspar, shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)    Opinion and 10b-5 Statement of Counsel for the Company. Jones Day, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto.

(h)    Opinion of the General Counsel of the Company. Catherine M. Kilbane, as General Counsel of the Company, shall have furnished to the Representatives her written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-2 hereto.

(i)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k)    Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)    CFO Certificate. On or prior to the date of this Agreement and on the Closing Date, the Company shall have furnished to the Representatives a certificate of the Chief Financial Officer of the Company certifying certain financial information of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(m)    Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.    Indemnification and Contribution.

(a)    Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, and each of their respective directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any

Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)    Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the statements concerning the underwriters in the third paragraph, the third and fourth sentences of the seventh paragraph and the eighth paragraph under the heading “Underwriting” in Prospectus and, with respect to each Underwriter, such Underwriter’s name as it appears on the cover.

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, separate from the counsel retained by the Indemnifying Person for all Indemnified Persons, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person shall have failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person or other Indemnified Persons; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that, subject to the foregoing sentence, the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the

Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.    Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.    Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.    Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and Valspar’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)    If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the

Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act ; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.    Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax: 646-291-1469, Attention: General Counsel); Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202 (fax: 704-410-0326, Attention: Transaction Management). Notices to the Company shall be given to it at 101 West Prospect Avenue, Cleveland, Ohio 44115-1075 (fax: 212-566-2947); Attention: Senior Vice President—Finance and Chief Financial Officer, with a copy to: Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114 (fax: 216-579-0212); Attention: Michael J. Solecki.

(c)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)    Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment.

(e)    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

THE SHERWIN-WILLIAMS COMPANY

By	/s/ Allen J. Mistysyn
	Name:	Allen J. Mistysyn
	Title:	Senior Vice President – Finance and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted: May 2, 2017

CITIGROUP GLOBAL MARKETS INC.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By	/s/ Brian Bednarski
Authorized Signatory

WELLS FARGO SECURITIES, LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By	/s/ Patrick Jordan
Authorized Signatory

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of 2020 Notes	Principal Amount of 2022 Notes	Principal Amount of 2024 Notes	Principal Amount of 2027 Notes	Principal Amount of 2047 Notes
Citigroup Global Markets Inc.	$450,000,000	$375,000,000	$150,000,000	$450,000,000	$375,000,000
Wells Fargo Securities, LLC	$225,000,000	$187,500,000	$75,000,000	$225,000,000	$187,500,000
Morgan Stanley & Co. LLC	$150,000,000	$125,000,000	$50,000,000	$150,000,000	$125,000,000
PNC Capital Markets LLC	$150,000,000	$125,000,000	$50,000,000	$150,000,000	$125,000,000
J.P. Morgan Securities LLC	$114,000,000	$95,000,000	$38,000,000	$114,000,000	$95,000,000
HSBC Securities (USA) Inc.	$82,200,000	$68,500,000	$27,400,000	$82,200,000	$68,500,000
KeyBanc Capital Markets Inc.	$82,200,000	$68,500,000	$27,400,000	$82,200,000	$68,500,000
RBC Capital Markets, LLC	$82,200,000	$68,500,000	$27,400,000	$82,200,000	$68,500,000
SunTrust Robinson Humphrey, Inc.	$82,200,000	$68,500,000	$27,400,000	$82,200,000	$68,500,000
U.S. Bancorp Investments, Inc.	$82,200,000	$68,500,000	$27,400,000	$82,200,000	$68,500,000

Total	$1,500,000,000	$1,250,000,000	$500,000,000	$1,500,000,000	$1,250,000,000

Schedule 2

List of Significant Subsidiaries of the Company

None.

Annex A-2

Form of Opinion of Catherine M. Kilbane

1.	I am of the opinion that, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, to my knowledge, there is no litigation or any governmental proceedings, pending or threatened, that are required under the Securities Act to be described in the Registration Statement or the Prospectus and that are not so described as required.

Annex B

Time of Sale Information

1.	Term Sheet containing the terms of the Securities, substantially in the form of Annex C.

Annex C

The Sherwin-Williams Company

Pricing Term Sheet

$1,500,000,000 2.250% Senior Notes due 2020 (the “2020 Notes”)

$1,250,000,000 2.750% Senior Notes due 2022 (the “2022 Notes”)

$500,000,000 3.125% Senior Notes due 2024 (the “2024 Notes”)

$1,500,000,000 3.450% Senior Notes due 2027 (the “2027 Notes”)

$1,250,000,000 4.500% Senior Notes due 2047 (the “2047 Notes”)

Issuer:	The Sherwin-Williams Company

Security Type:	Senior Unsecured Notes

Legal Format:	SEC Registered

Pricing Date:	May 2, 2017

Settlement Date:	May 16, 2017 (T+10)

Maturity Date:	2020 Notes: May 15, 2020
2022 Notes: June 1, 2022
2024 Notes: June 1, 2024
2027 Notes: June 1, 2027
2047 Notes: June 1, 2047

Principal Amount:	2020 Notes: $1,500,000,000
2022 Notes: $1,250,000,000
2024 Notes: $500,000,000
2027 Notes: $1,500,000,000
2047 Notes: $1,250,000,000

Benchmark Treasury:	2020 Notes: UST 1.500% due April 15, 2020
2022 Notes: UST 1.875% due April 30, 2022
2024 Notes: UST 2.000% due April 30, 2024
2027 Notes: UST 2.250% due February 15, 2027
2047 Notes: UST 2.875% due November 15, 2046

Benchmark Treasury Price and Yield:	2020 Notes: 100-04+ / 1.451%
2022 Notes: 100-09+ / 1.813%
2024 Notes: 99-11+ / 2.099%
2027 Notes: 99-20 / 2.293%
2047 Notes: 97-23 / 2.992%

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Spread to Benchmark Treasury:	2020 Notes: +80 bps
2022 Notes: +95 bps
2024 Notes: +105 bps
2027 Notes: +120 bps
2047 Notes: +155 bps

Yield to Maturity:	2020 Notes: 2.251%
2022 Notes: 2.763%
2024 Notes: 3.149%
2027 Notes: 3.493%
2047 Notes: 4.542%

Coupon:	2020 Notes: 2.250%
2022 Notes: 2.750%
2024 Notes: 3.125%
2027 Notes: 3.450%
2047 Notes: 4.500%

Public Offering Price:	2020 Notes: 99.997%
2022 Notes: 99.938%
2024 Notes: 99.848%
2027 Notes: 99.637%
2047 Notes: 99.313%

Optional Redemption:	2020 Notes: At any time at a discount rate of Treasury plus 15 basis points

2022 Notes: At any time before May 1, 2022 at a discount rate of Treasury plus 15 basis points

2024 Notes: At any time before April 1, 2024 at a discount rate of Treasury plus 20 basis points

2027 Notes: At any time before March 1, 2027 at a discount rate of Treasury plus 20 basis points

2047 Notes: At any time before December 1, 2046 at a discount rate of Treasury plus 25 basis points

Notwithstanding the foregoing, if (i) the 2022 Notes are redeemed on or after May 1, 2022 (the date that is one month prior to their maturity date), the 2022 Notes will be redeemed at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but not including, the date of redemption, (ii) the 2024 Notes are redeemed on or after April 1, 2024 (the date that is two months prior to their maturity date),

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the 2024 Notes will be redeemed at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but not including, the date of redemption, (iii) the 2027 Notes are redeemed on or after March 1, 2027 (the date that is three months prior to their maturity date), the 2027 Notes will be redeemed at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but not including, the date of redemption and (iv) the 2047 Notes are redeemed on or after December 1, 2046 (the date that is six months prior to their maturity date), the 2047 Notes will be redeemed at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but not including, the date of redemption.

Special Mandatory Redemption:	The notes will be subject to a special mandatory redemption in the event that (a) the Valspar Acquisition is not consummated on or prior to September 21, 2017 or (b) if prior to September 21, 2017 the Merger Agreement is terminated, other than in connection with the consummation of the Valspar Acquisition. In such an event, the Company will redeem the notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but excluding, the special mandatory redemption date, such redemption being a “special mandatory redemption.” The “special mandatory redemption date” will be selected by the Company and will be a date no later than the tenth business day following the earlier to occur of (a) September 21, 2017 or (b) the date that the Merger Agreement is terminated other than in connection with the consummation of the Valspar Acquisition. See “Description of the Notes—Special Mandatory Redemption.”

Interest Payment Dates:	2020 Notes: May 15 and November 15, commencing November 15, 2017
2022 Notes: June 1 and December 1, commencing December 1, 2017
2024 Notes: June 1 and December 1, commencing

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December 1, 2017
2027 Notes: June 1 and December 1, commencing December 1, 2017
2047 Notes: June 1 and December 1, commencing December 1, 2017

CUSIP:	2020 Notes: 824348 AT3
2022 Notes: 824348 AU0
2024 Notes: 824348 AV8
2027 Notes: 824348 AW6
2047 Notes: 824348 AX4

ISIN:	2020 Notes: US824348AT35
2022 Notes: US824348AU08
2024 Notes: US824348AV80
2027 Notes: US824348AW63
2047 Notes: US824348AX47

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
Morgan Stanley & Co. LLC
PNC Capital Markets LLC
J.P. Morgan Securities LLC

Co-Managers:	HSBC Securities (USA) Inc.
KeyBanc Capital Markets Inc.
RBC Capital Markets, LLC
SunTrust Robinson Humphrey, Inc.
U.S. Bancorp Investments, Inc.

We expect that delivery of the notes will be made to investors on or about May 16, 2017, which will be the tenth business day following the date of the final prospectus supplement (such settlement being referred to as “T+10”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder on a day prior to the third business day before the date of initial delivery of the notes will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this

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communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, a copy of the prospectus can be obtained by contacting Citigroup Global Markets Inc. at (800) 831-9146 (toll-free) or Wells Fargo Securities, LLC at (800) 645-3751 (toll-free).

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